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                                                                   EXHIBIT 10.54

                                PROMISSORY NOTE

  $100,000                                                  Date: June 9, 2000

  For value received, Manuel Rivera an individual residing at 13 Singing Woods Rd., Norwalk, CT. (the "Maker"), promises to pay to the order of Edison Schools, Inc., a Delaware Corporation (the "Holder"), at the Holder's office located at 521 Fifth Avenue, 15th Floor, New York, NY 10175, or such other address as the Holder may designate from time to time, the principal sum of one-hundred thousand Dollars ($100,000), together with interest thereon at a fixed rate of eleven and one-half percent (11.5%) per annum, compounded monthly, or at the maximum lawful rate, whichever is less, from the date hereof until the outstanding principal balance shall have been paid in full. Principal and interest under this note (the "Note") shall be due and payable, without notice or demand, as follows:

         All outstanding principal and interest hereon shall be due and payable in full on July 1, 2003, without notice or demand by Holder.

  This Note shall, at the option of the Holder, become immediately due and payable, without notice or demand, upon (i) the Maker's failure to pay any amount as herein set forth, (ii) the Maker's failure to pay or perform timely and completely any other obligation of the Maker to the Holder, whether in this Note or otherwise, (iii) the filing of any bankruptcy or other insolvency proceeding by or against the Maker, or (iv) any representation or warranty given by the Maker to the Holder at any time or in any document, instrument or agreement shall at any time be untrue or misleading. Any of the foregoing may be referred to as a "Default" or an "Event of Default".

  The Maker hereby waives presentment, protest, demand for payment, notice of dishonor and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases of any parties to this Note, waivers and any other modifications that may be granted or consented to by the Holder from time to time in respect of the time of payment or any other provision of this Note.

  No delay by the Holder in exercising any power or right hereunder, or any single or partial exercise of any power or right hereunder shall operate as a waiver or preclude the exercise of any such power or right, or any other power or right hereunder or otherwise.

  The Maker shall pay to the Holder, on demand, any costs or expenses which the Holder may incur to enforce or otherwise collect monies due under this Note, including, without limitation, reasonably attorneys' fees and expenses.

  Maker shall have the right at any time, and from time to time, to prepay all or portions of the principal balance due hereunder and accrued interest thereon, without penalty.

  Unless the Holder elects to the contrary, all amounts received by the Holder shall be applied in the following order of application; first, to any costs or expenses incurred by the
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Holder in the enforcement or collection of this Note; second, to accrued interest; and third and finally, to the outstanding principal balance.

  This Note shall be governed by and construed in accordance with the internal substantive laws of the State of New York, and shall be deemed a business loan under New York law.

  If any provision of this Note shall be unlawful, then such provision shall be null and void but the remainder of the Note shall remain in full force and effect and be binding on the Maker and any guarantor and indorser hereof.

  Maker hereby consents to the jurisdiction of any state court located in New York City, New York or federal court serving New York City, New York and waives personal service of any and all process upon Maker, and consents that such service shall be made by certified or registered mail directed to Maker at the address set forth herein, and shall be deemed to be completed on actual receipt thereof.

                                             /s/ Manuel Rivera
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                                             Manuel Rivera

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